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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IROBOT CORPORATION

     iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the "Original Certificate"). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

     2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on November 10, 2004 (the "Amended and Restated Certificate"), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     3. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

     The name of the Corporation is iRobot Corporation.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

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     The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) Ninety Million Four Hundred Forty-two Thousand Seven Hundred Fifty-four (90,442,754) shares shall be a class designated as common stock, par value $.01 per share (the "Common Stock"), (ii) 9,557,246 shares shall be a class designated as pre-IPO preferred stock, par value $.01 per share (the "pre-IPO Preferred Stock"), and (iii) Five Million (5,00,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the "Undesignated Preferred Stock" and, together with the pre-IPO Preferred Stock, the "Preferred Stock").

     Of the total number of authorized shares of pre-IPO Preferred Stock, 1,336,370 shares shall be designated as Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), 668,185 shares shall be designated as Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), 1,470,000 shares shall be designated as Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), 1,870,908 shares shall be designated as Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), 2,799,353 shares shall be designated as Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), and 1,412,430 shares shall be designated as Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"; the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are together referred to herein as the "Series Preferred Stock").

     The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the pre-IPO Preferred Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK

     Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

               (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of


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designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

               (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

               (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                           B. PRE-IPO PREFERRED STOCK

          1. Dividends.

          (a) In the event that the Corporation shall at any time pay a dividend (other than a dividend payable solely in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, it shall pay to the holders of shares of Series Preferred Stock (on an as converted basis determined by calculating the number of whole shares of Common Stock into which the holders' shares of Series Preferred Stock are convertible pursuant to the provisions of Section 5 hereof) on a pari passu basis and in preference and priority to any payment to the holders of Common Stock, a dividend equal to such dividend on the Common Stock. Unless full dividends on the Series Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock.

          (b) The Corporation shall not at any time pay a dividend on any series of Series Preferred Stock unless at the same time an equivalent dividend is paid to the holders of all other series of Series Preferred Stock (on an as converted basis determined by calculating the number of whole shares of Common Stock into which the holders' shares of Series Preferred Stock are convertible pursuant to the provisions of Section 5 hereof) on a pari passu basis.

          (c) The holders of the Series Preferred Stock shall be entitled to receive dividends only when, as and if declared by the Board of Directors of the Corporation.

          2. Liquidation, Dissolution or Winding Up.


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          (a) Primary Distribution. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock (collectively the "Junior Preferred Stock"), the Common Stock or any other series of capital stock, the holders of each share of Series E Preferred Stock and the holders of each share of Series F Preferred Stock (collectively, the "Senior Preferred Stock") shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to (i) with respect to each share of Series E
Preferred Stock, the greater of (A) $4.66 per share of Series E Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up and
(B) the amount per share of Common Stock which such holders of Series E
Preferred Stock would have received if such holders had converted their shares of Series E Preferred Stock into Common Stock at the then effective Series E Conversion Price immediately prior to such event (the "Series E Liquidation Amount"), (ii) with respect to each share of Series F Preferred Stock, the greater of (A) $7.08 per share of Series F Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series F Preferred Stock with respect to such liquidation, dissolution or winding up and (B) the amount per share of Common stock which such holders of Series F Preferred Stock would have received if such holders had converted their shares of Series F Preferred Stock into Common Stock at the then effective Series F Conversion Price immediately prior to such event (the "Series F Liquidation Amount" and together with the Series E Liquidation Amount, the "Senior Preferred Liquidation
Amount").

          If, upon any liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation legally available for distribution to the holders of the Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Senior Preferred Stock in a manner such that each holder of the Senior Preferred Stock shall receive the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution to the holders of the Senior Preferred Stock by a fraction, (i) the numerator of which shall be the product obtained by multiplying the number of shares of Senior Preferred Stock then held by such holder by the applicable Senior Preferred Liquidation Amount per each share of the Senior Preferred Stock, and (ii) the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Senior Preferred Stock by the applicable Senior Preferred Liquidation Amount per each share of the Senior Preferred Stock.

          After the payment of the Senior Preferred Liquidation Amount shall have been made in full to the holders of the Senior Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be


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available for such payments, the holders of the Senior Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

          (b) Secondary Distribution. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment of the Senior Preferred Liquidation Amount shall have been made in full to the holders of the Senior Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payments, and before any distribution may be made with respect to the Common Stock or any other series of capital stock, the holders of each share of Junior Preferred Stock shall be entitled to be paid out of the assets of the Corporation remaining available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to (i) with respect to each share of Series A Preferred Stock, the greater of
(A) $1.16 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up and (B) the amount per share of Common Stock which such holders of Series A Preferred Stock would have received if such holders had converted their shares of Series A Preferred Stock into Common Stock at the then effective Series A Conversion Price immediately prior to such event (the "Series A Liquidation Amount"), (ii) with respect to each share of Series B Preferred Stock, the greater of (A) $1.4966 per share of Series B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up and
(B) the amount per share of Common Stock which such holders of Series B Preferred Stock would have received if such holders had converted their shares of Series B Preferred Stock into Common Stock at the then effective Series B Conversion Price immediately prior to such event (the "Series B Liquidation Amount"), (iii) with respect to each share of Series C Preferred Stock, the greater of (A) $3.7415 per share of Series C Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up and (B) the amount per share of Common Stock which such holders of Series C Preferred Stock would have received if such holders had converted their shares of Series C Preferred Stock into Common Stock at the then effective Series C Conversion Price immediately prior to such event (the "Series C Liquidation Amount") and (iv) with respect to each share of Series D Preferred Stock, the greater of (A) $3.7415 per share of Series D Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event) plus all declared and unpaid dividends thereon since the date of issue up to and including the date full payment shall be tendered to the holders of the Series D Preferred


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Stock with respect to such liquidation, dissolution or winding up and (B) the amount per share of Common Stock which such holders of Series D Preferred Stock would have received if such holders had converted their shares of Series D Preferred Stock into Common Stock at the then effective Series D Conversion Price immediately prior to such event (the "Series D Liquidation Amount")(the Series A Liquidation Amount, Series B Liquidation Amount, Series C Liquidation Amount and Series D Liquidation Amount are together referred to herein as the "Junior Preferred Liquidation Amount" and, together with the Senior Preferred Liquidation Amount, the "Series Liquidation Amount").

          If, upon any liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation legally available for distribution to the holders of Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Junior Preferred Stock in a manner such that each holder of Junior Preferred Stock shall receive the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution to the holders of Junior Preferred Stock by a fraction, (i) the numerator of which shall be the product obtained by multiplying the number of shares of Junior Preferred Stock then held by such holder by the applicable Junior Preferred Liquidation Amount per each share of the Junior Preferred Stock, and (ii) the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Junior Preferred Stock by the applicable Junior Preferred Liquidation Amount per each share of the Junior Preferred Stock.

          After the payment of the Junior Preferred Liquidation Amount shall have been made in full to the holders of the Junior Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payments, the holders of the Junior Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

          (c) Mergers, Consolidations and Sales of Assets. Upon the occurrence of a (i) consolidation, merger or acquisition of the Corporation (except (A) a merger or consolidation into or with a wholly-owned subsidiary of the Corporation with requisite stockholder approval or (B) in which the beneficial owners of the Corporation's capital stock immediately prior to such transaction continue to hold directly or indirectly not less than a majority of the voting power in the resulting entity) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) a sale of a majority of the voting securities of the Corporation in one transaction or a series of related transactions, a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 shall be deemed to have occurred and the holders of Series Preferred Stock shall be paid the Series Liquidation Amount for their shares in accordance with Section 3(a) and 3(b); provided, however, that each holder of Series Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.


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          3. Voting Power.

          (a) Series A Director. The holders of not less than a majority of the outstanding shares of Series A Preferred Stock shall, voting separately as a separate class, be entitled to elect one Director (the "Series A Director Designee"). At any meeting held for the purpose of electing Directors, the presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Series A Preferred Stock shall constitute a quorum of the Series A Preferred Stock for the election of Directors to be elected solely by the holders of the Series A Preferred Stock. If at any time when any share of Series A Preferred Stock is outstanding the Series A Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series A Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series A Preferred Stock shall also be entitled to vote for all other Directors of the Corporation (other than the Series B Director Designee, Series D Director Designee or Series E Director Designee, each as defined below) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section 4(f).

          (b) Series B Director. The holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall, voting separately as a separate class, be entitled to elect one Director (the "Series B Director Designee"). At any meeting held for the purpose of electing Directors, the presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Series B Preferred Stock shall constitute a quorum of the Series B Preferred Stock for the election of Directors to be elected solely by the holders of the Series B Preferred Stock. If at any time when any share of Series B Preferred Stock is outstanding the Series B Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series B Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series B Preferred Stock shall also be entitled to vote for all other Directors of the Corporation (other than the Series A Director Designee, Series D Director Designee or Series E Director Designee) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section 4(f).

          (c) Series C. The holders of outstanding shares of Series C Preferred Stock shall be entitled to vote for all Directors of the Corporation (other than the Series A Director Designee, the Series B Director Designee, the Series D Director Designee or the Series E Director Designee) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section 4(f).

          (d) Series D Director. The holders of not less than a majority of the outstanding shares of Series D Preferred Stock shall, voting separately as a separate class, be entitled to elect one Director (the "Series D Director Designee"). At any meeting held for the


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purpose of electing Directors, the presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Series D Preferred Stock shall constitute a quorum of the Series D Preferred Stock for the election of Directors to be elected solely by the holders of the Series D Preferred Stock. If at any time when any share of Series D Preferred Stock is outstanding the Series D Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series D Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series D Preferred Stock shall also be entitled to vote for all other Directors of the Corporation (other than the Series A Director Designee, Series B Director Designee or Series E Director Designee) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section
4(f).

          (e) Series E Director. The holders of not less than a majority of the outstanding shares of Series E Preferred Stock shall, voting separately as a separate class, be entitled to elect one Director (the "Series E Director Designee"). At any meeting held for the purpose of electing Directors, the presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Series E Preferred Stock shall constitute a quorum of the Series E Preferred Stock for the election of Directors to be elected solely by the holders of the Series E Preferred Stock. If at any time when any share of Series E Preferred Stock is outstanding the Series E Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series E Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series E Preferred Stock shall also be entitled to vote for all other Directors of the Corporation (other than the Series A Director Designee, Series B Director Designee or Series D Director Designee) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section 4(f).

          (f) Series F. The holders of outstanding shares of Series F Preferred Stock shall be entitled to vote for all Directors of the Corporation (other than the Series A Director Designee, Series B Director Designee, Series D Director Designee or Series E Director Designee) together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section 4(f).

          (g) Other Voting. Except as otherwise expressly provided in Section 6 hereof, or as required by law, each holder of Series Preferred Stock shall be entitled to vote on all matters, with each such holder entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series Preferred Stock could be converted at the then effective Conversion Price pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited (such Common Stock equivalence being referred to as an "As Converted


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Basis"). Except as otherwise expressly provided herein or as required by law, the holders of Series Preferred Stock and Common Stock shall vote together as a single class on all matters.

          4. Conversion. The holders of the Series Preferred Stock shall have the following conversion rights:

          (a) Voluntary Conversion.

               (i) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock may elect at any time and from time to time to convert the shares of Series A Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by $1.16 and dividing the result by the Series A Conversion Price then in effect. If a holder of Series A Preferred Stock elects to convert Series A Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series A Conversion Price" shall be $1.16 subject to adjustment from time to time pursuant to this Section 5.

               (ii) Series B Preferred Stock. Each holder of shares of Series B Preferred Stock may elect at any time and from time to time to convert the shares of Series B Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted by $1.4966 and dividing the result by the Series B Conversion Price then in effect. If a holder of Series B Preferred Stock elects to convert Series B Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series B Conversion Price" shall be $1.4966 subject to adjustment from time to time pursuant to this Section 5.

               (iii) Series C Preferred Stock. Each holder of shares of Series C Preferred Stock may elect at any time and from time to time to convert the shares of Series C Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted by $3.7415 and dividing the result by the Series C Conversion Price then in effect. If a holder of Series C Preferred Stock elects to convert Series C Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series C Conversion Price" shall be $3.7415 subject to adjustment from time to time pursuant to this Section 5.

               (iv) Series D Preferred Stock. Each holder of shares of Series D Preferred Stock may elect at any time and from time to time to convert the shares of Series D Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series D Preferred Stock to be converted by $3.7415 and dividing the result by the Series D Conversion Price then in effect. If a holder of Series D


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Preferred Stock elects to convert Series D Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series D Conversion Price" shall be $3.7415 subject to adjustment from time to time pursuant to this Section 5.

               (v) Series E Preferred Stock. Each holder of shares of Series E Preferred Stock may elect at any time and from time to time to convert the shares of Series E Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series E Preferred Stock to be converted by $4.66 and dividing the result by the Series E Conversion Price then in effect. If a holder of Series E Preferred Stock elects to convert Series E Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series E Conversion Price" shall be $4.66 subject to adjustment from time to time pursuant to this Section 5.

               (vi) Series F Preferred Stock. Each holder of shares of Series F Preferred Stock may elect at any time and from time to time to convert the shares of Series F Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series F Preferred Stock to be converted by $7.08 and dividing the result by the Series F Conversion Price then in effect. If a holder of Series F Preferred Stock elects to convert Series F Preferred Stock at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. The initial "Series F Conversion Price" shall be $7.08 subject to adjustment from time to time pursuant to this Section 5.

          (b) Automatic Conversion. Each share of Series Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section 5(A) hereof at the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price (together, the "Conversion Price"), as applicable, immediately prior to the closing of an underwritten public offering having total gross proceeds to the Corporation of at least twenty-five million dollars ($25,000,000), after which an established public trading market exists for such Common Stock on the New York Stock Exchange or the NASDAQ National Market System (a "Qualified Public Offering").

          (c) Conversion Procedures. Any holder of Series Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the Series Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series Preferred Stock by the


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

Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series Preferred Stock not to be so converted to be issued and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Series Preferred Stock for conversion, the Corporation shall, as soon as practicable, issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series Preferred Stock which shall not have been converted.

          (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Section 5(a) hereof shall be effective as of the close of business on the date on which the certificate or certificates for the Series Preferred Stock to be converted have been surrendered for conversion pursuant to Section 5(c) hereof. The issuance by the Corporation of shares of Common Stock upon a conversion of Series Preferred Stock into Common Stock pursuant to a Qualified Public Offering in accordance with Section 5(b) hereof shall not be deemed to be effective until immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and all rights with respect to the shares of Series Preferred Stock shall cease, except for the right of the holders thereof to receive certificates representing such shares of Common Stock and payment by the Corporation of any dividend declared but unpaid thereon.

          (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

          (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Series Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any shares of Series Preferred Stock are outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Series Preferred Stock then outstanding and convertible into shares of Common Stock.

          (g) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment as follows:

               (i) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock which are outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock which are outstanding immediately after such event. An adjustment made pursuant to this Section 5(g)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

               (ii) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Series Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding: (i) shares of Common Stock issued pursuant to Convertible Securities or Stock Rights outstanding as of the date hereof,
(ii) any Common Stock which may be issued upon conversion of the Series Preferred Stock, (iii) (A) shares of Common Stock or Stock Rights (including Stock Rights outstanding as of the date hereof) issued or issuable to officers, directors, employees and consultants of the Corporation pursuant to stock and option plans (and any amendments thereto) approved by the Board of Directors, including the approval of a majority of the directors of the Corporation who are not employees of, or consultants to, the Corporation, and (B) securities issued or issuable with the approval of the Corporation's Board of Directors, including the approval of a majority of the directors of the Corporation who are not employees of, or consultants to, the Corporation that such securities shall constitute "Excluded Shares" for purposes of this Section 5, (iv) Common Stock issued to one or more Independent Third Parties (as defined in Section 9 hereof) engaged in business activities (other than financing) that are complementary to the business activities of the Corporation and which securities are issued to any such Independent Third Party after the date hereof in connection with a contractual arrangement between such Independent Third Party and the Corporation in which operational resources are exchanged between the parties, provided that
(A) the number of such shares issued to any such Independent Third Party shall not exceed 100,000 and (B) the number of such shares issued to all such Independent Third Parties shall not exceed 500,000, (v) shares of Common Stock or securities convertible into Common Stock exempt from the provisions of this
Section 5 by affirmative vote of the holders of 66.67% of the shares of Series A Preferred Stock, 66.67% of the shares of Series B Preferred Stock, 66.67% of the shares of Series C Preferred Stock,

66.67% of the shares of Series D Preferred Stock, 66.67% of the shares of Series E Preferred Stock and 66.67% of the shares of Series F Preferred Stock then outstanding, each voting as a separate series, and (vi) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Corporation's capital stock for which an adjustment has been made pursuant to Section 5(g)(i) (the securities referred to in clauses (i) through (vi) shall be collectively referred to as the "Excluded Shares")), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon the consummation of any Dilutive Transaction, the applicable Conversion Price in effect immediately prior to Dilutive Transaction shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                    (A) the numerator of which shall be (i) the number of shares of Common Stock Outstanding immediately prior to the Dilutive Transaction, plus
(ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Conversion Price (prior to such adjustment), and

                    (B) the denominator of which shall be (i) the number of shares of Common Stock Outstanding immediately prior to the Dilutive Transaction, plus (ii) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

               (iii) Sale of Stock Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Series Preferred Stock is outstanding, issue Stock Rights or Convertible Securities (other than any Excluded Shares), for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such Stock Rights or Convertible Securities were exercised or converted to the fullest extent permitted by their terms) less than the applicable Conversion Price in effect immediately prior to the issuance of such Stock Rights or Convertible Securities, the applicable Conversion Price in effect immediately prior to the issuance of such Stock Rights or Convertible Securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                    (A) the numerator of which shall be (i) the number of shares of Common Stock Outstanding immediately prior to the issuance of such Stock Rights or Convertible Securities, plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such Stock Rights, or Convertible Securities plus the minimum amount set forth in the terms of such Stock Rights or Convertible Securities as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at such Conversion Price (prior to such adjustment), and

                    (B) the denominator of which shall be (i) the number of shares of Common Stock Outstanding immediately prior to the issuance of such Stock Rights or Convertible Securities, plus (ii) the aggregate number of shares of Common Stock that would be issued if all such Stock Rights or Convertible Securities were exercised or converted.

               (iv) Expiration or Change in Price. If the consideration per share provided for in any Stock Rights or Convertible Securities changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Stock Rights or Convertible Securities provided for such changed consideration per share (determined as provided in Section 5(g)(iii) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such Stock Rights or Convertible Securities had not been issued. No adjustment of the Conversion Price shall be made under this Section 5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise or conversion of any Stock Rights, Convertible Securities or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Stock Rights or Convertible Securities if an adjustment shall previously have been made upon the issuance of such Stock Rights or Convertible Securities. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the Stock Rights or Convertible Securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled Stock Rights or Convertible Securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled Stock Rights or Convertible Securities not been issued.

          (h) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 as applied to such distributed securities.

     If the Common Stock issuable upon the conversion of the Series Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (i) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the acquisition of the Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person or the sale of a majority of the voting securities of the Corporation in one or a series of related transactions (except (i) a merger or consolidation into or with a wholly-owned subsidiary of the Corporation with requisite stockholder approval or (ii) in which the beneficial owners of the Corporation's capital stock immediately prior to such transaction continue to hold directly or indirectly not less than a majority of the voting power of the resulting entity), then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation, acquisition or sale, lawful and adequate provision shall be made so that the holders of the Series Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger, consolidation, acquisition or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, acquisition or sale, and in such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of this Section 5 to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to shares of stock or other property thereafter deliverable upon conversion of the Series Preferred Stock.

     Each holder of Series Preferred Stock upon the occurrence of a merger, consolidation or acquisition of the Corporation (except (i) a merger or consolidation into or with a wholly-owned subsidiary of the Corporation with requisite stockholder approval or (ii) in which the beneficial owners of the Corporation's capital stock immediately prior to such transaction continue to hold directly or indirectly not less than a majority of the voting power in the resulting entity) or the sale of all or substantially all its assets and properties or the sale of a majority of the voting securities of the Corporation in one or a series of related transactions, as such events are more fully set forth in Section 3(c) hereof, shall have the option of electing treatment of its shares of Series Preferred Stock under either this Section 5(i) or Section 3(c) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than twenty (20) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event, and (ii) promptly upon the first, and only the first, receipt of any such election, the Corporation shall provide to all other holders of outstanding shares of Series Preferred Stock written notice of receipt of such election, and each such other holder shall have ten (10) days within receipt of the Corporation's notice to elect treatment of its shares of Series Preferred Stock under either this
Section 5(i) or Section 3(c) hereof, provided, however, that in any event, notice of such election by such other holder must be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event or fifteen (15) days after the date of the Corporation's initial notice pursuant to Section 8, whichever is later.

          (j) No Impairment. The Corporation will not, by amendment of this Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series Preferred Stock against impairment.

          (k) Notices of Adjustments. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Series Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or caused to be furnished to such holder a certificate setting forth the Conversion Price then in effect and the number of shares of Common Stock and the amount, if any, of other securities, cash or property that would be received upon conversion thereof.

          5. Restrictions and Limitations.

          (a) Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series A Preferred Stock in any respect or issue any additional shares of Series A Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series A Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series A Conversion Price then in effect.

          (b) Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series B Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series B Preferred Stock in any respect or issue any additional shares of Series B Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series B Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series B Conversion Price then in effect.

          (c) Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series C Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series C Preferred Stock in any respect or issue any additional shares of Series C Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series C Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series C Conversion Price then in effect.

          (d) Series D Preferred Stock. So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series D Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series D Preferred Stock in any respect or issue any additional shares of Series D Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series D Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series D Conversion Price then in effect.

          (e) Series E Preferred Stock. So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series E Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series E Preferred Stock in any respect or issue any additional shares of Series E Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series E Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series E Conversion Price then in effect.

          (f) Series F Preferred Stock. So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class:

               (i) amend, alter or repeal any provision of, or add any provision to, this Certificate, whether by merger, consolidation, reclassification or otherwise, if such action would alter or change the rights, preferences, privileges or powers of the Series F Preferred Stock;

               (ii) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series F Preferred Stock in any respect or issue any additional shares of Series F Preferred Stock;

               (iii) amend or waive any provision of this Certificate or the Corporation's By-Laws, whether by merger, consolidation, reclassification or otherwise, that affects the rights of the holders of the Series F Preferred Stock; or

               (iv) create, obligate itself to create, authorize or issue (whether by merger, consolidation, reclassification or otherwise) any new class or classes of securities at a per share price less than the Series F Conversion Price then in effect.

          (g) Series Preferred Stock. So long as any shares of Series Preferred Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Preferred Stock, voting together as a single class on an As Converted Basis:

               (i) apply any of its assets to the redemption, retirement, purchase or other acquisition of any of the outstanding capital stock of the Corporation, except for the repurchase of (A) shares from employees, directors or consultants pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase such capital stock), with the approval of the Board of Directors, provided that such repurchases by the Corporation do not exceed $100,000 in the aggregate in any one fiscal year and
(B) shares of Common Stock pursuant to the exercise by the Corporation of its right of first refusal under Section 2.2 of the Fifth Amended and Restated Stockholders Agreement, dated on or about November 10, 2004, by and among the Corporation and the stockholders named therein, as amended from time to time;

               (ii) liquidate, dissolve or wind up its affairs, or sell all or substantially all of the assets of the Corporation, or merge or consolidate the Corporation with or into any entity other than in the case where stockholders of the Corporation immediately prior to such merger or consolidation have the voting power to elect a majority of the members of the board of directors (or, in the case of a non-corporate entity, a majority of the members of the governing body) of the surviving entity;

               (iii) declare or pay any dividends or make any distributions in cash, property or securities of the Corporation with respect to any shares of its Common Stock, Series Preferred Stock or any other class of its capital stock (other than dividends payable solely in Common Stock);

               (iv) increase or decrease the total number of authorized shares of Common Stock (other than to increase such authorized shares (A) in connection with the reservation of an additional number of shares of Common Stock under the stock option or stock issuance plans approved by the Board of Directors and the Corporation's stockholders or (B) to effect the Corporation's initial public offering of its Common Stock) or shares of Series Preferred Stock;

               (v) effect a recapitalization or reclassification of its capital stock;

               (vi) increase the size of the Board of Directors to more than nine (9);

               (vii) authorize any subsidiary of the Corporation to sell, issue or transfer any class or series of stock of such subsidiary to any third party;

               (viii) authorize the Corporation, or any subsidiary of the Corporation to (A) form a general or limited partnership or joint venture, (B) become the holder of a minority interest in any entity or (C) create a new subsidiary of the Corporation that is not wholly owned by the Corporation;

               (ix) sell any division or line of business of the Corporation whether by sale, merger, consolidation or otherwise;

               (x) sell any rights in or to intellectual property of the Corporation other than pursuant to licenses or similar arrangements entered into in the ordinary course of business; or

               (xi) grant an exclusive license of all or a substantial portion of the intellectual property of the Corporation to any party other than a subsidiary.

          6. No Reissuance of Series Preferred Stock. No share or shares of the Series Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series Preferred Stock accordingly.

          7. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, any acquisition of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other Corporation entity or person, any sale of a majority of the voting securities of the Corporation in one or a series of related transactions or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred Stock at least ten (10) days prior to the record date specified therein, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, acquisition, sale, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, acquisition, sale, dissolution, liquidation or winding up.

          8. Certain Definitions. The following capitalized terms, as used herein, shall have the meanings set forth below.

          (a) An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon conversion of all outstanding Convertible Securities and Common Stock issuable upon exercise of all Stock Rights (but excluding any treasury shares).

          (c) "Convertible Securities" means evidences of indebtedness, shares of stock or other securities (including, without limitation, Preferred Stock) which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

          (d) "Director" means a member of the Board of Directors of the Corporation.

          (e) "Fair Market Value" means with respect to a share of Common Stock on any given date:

               (i) if shares of Common Stock are being sold pursuant to a public offering under an effective registration statement under the Securities Act of 1933, as amended which has been declared effective by the Securities and Exchange Commission and Fair Market Value is being determined as of the closing of the public offering, the per share "price to public" specified for such shares in the final prospectus for such public offering;

               (ii) if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system and Fair Market Value is not being determined as of the time described in clause (i) of this definition, the average of the daily closing prices for the five trading days before such date. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as


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

     officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading or traded;

               (iii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system or being offered to the public pursuant to a registration described in clause (i) of this definition, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or, if such reports are not then available, as published by the National Quotation Bureau, Incorporated or any similar successor organization; or

               (iv) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market and if no such shares are being offered to the public pursuant to a registration described in clause (i) of this definition, the Fair Market Value of a share of such equity security shall be the fair market value thereof as reasonably determined by the Corporation's Board of Directors, acting in good faith.

          (f) "Independent Third Party" means as of any date of determination any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who (i) does not own 20% or more of the Common Stock Outstanding and who is not an Affiliate of any such 20% or more owner of Common Stock Outstanding and (ii) is not the Affiliate of any of Colin Angle, Helen Greiner, Rodney Brooks or any Person employed by the Corporation within five years prior to the date of determination.

          (g) "Predecessor Corporation" means IS Robotics, Inc., a Massachusetts corporation.

          (h) "Stock Right" means any right, warrant or option to subscribe for or purchase shares of Common Stock or Convertible Securities and any shares of Common Stock from time to time reserved by the Corporation for issuance as options or stock awards pursuant to any stock or option plan of the Corporation approved by the Board of Directors.

                         C. UNDESIGNATED PREFERRED STOCK

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.


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

                                    ARTICLE V

                               STOCKHOLDER ACTION

     1. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.


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

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4. Vacancies. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

     5. Removal. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal


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

liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

                                  [End of Text]


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

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2005.

                                        IROBOT CORPORATION


                                        By:
                                            ------------------------------------
                                            Colin Angle,
                                            Chief Executive Officer